EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 12, 2014 in the Amendment No. 3 to the Registration Statement (File No. 333-193080) and related Prospectus of Guggenheim Defined Portfolios, Series 1131.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP

Chicago, Illinois
February 12, 2014